Exhibit No. EX-99.g.2.c

DFA INVESTMENT DIMENSIONS GROUP INC.

CUSTODIAN AGREEMENT

ADDENDUM NUMBER THREE

THIS ADDENDUM is made as of this 26th day of July, 2000 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC TRUST COMPANY, formerly known as “Provident National Bank” (“PFPC Trust”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, is in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutual agreed to by the Fund and PFPC Trust;

WHEREAS, PFPC Trust presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to four (4) new portfolios of the Fund, designated as the LD U.S. Large Company Portfolio, HD U.S. Large Company Portfolio, LD U.S. Marketwide Value Portfolio and HD U.S. Marketwide Value Portfolio, which are listed on Schedule A, attached hereto; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree:

1. The Agreement is amended to provide that all those portfolios set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated as of July 26, 2000,” which is attached hereto, shall be “Covered Portfolios” under the Agreement.

2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell
Vice President

By:	/s/ Joseph Gramlich

Joseph Gramlich
Senior Vice President

Amended and Restated July 26, 2000

SCHEDULE A

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. 6-10 Small Company Portfolio

U.S. Large Company Portfolio

U.S. 6-10 Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. 9-10 Small Company Portfolio

U.S. 4-10 Value Portfolio

RWB/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. 5-10 Value Portfolio

Tax-Managed U.S. 6-10 Small Company Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

LD U.S. Large Company Portfolio (7/00)

HD U.S. Large Company Portfolio (7/00)

LD U.S. Marketwide Value Portfolio (7/00)

HD U.S. Marketwide Value Portfolio (7/00)

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